Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                           For the Month of December
                     Distribution Date of January 20, 1998
                           Servicer Certificate #15

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $307,339,061.17
Beginning Pool Factor                                           0.6317254

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,315,750.46
     Interest Collected                                     $2,502,350.48

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $437,340.36
Total Additional Deposits                                     $437,340.36

Repos / Chargeoffs                                          $2,140,338.06
Aggregate Number of Notes Charged Off                                 121

Total Available Funds                                      $17,844,476.03

Ending Pool Balance                                       $290,293,937.92
Ending Pool Factor                                              0.5966897

Servicing Fee                                                 $256,115.88

Repayment of Servicer Advances                                $410,965.27

Reserve Account:
     Beginning Balance  (see Memo Item)                     $8,684,942.08
     Target Percentage                                               2.50%
     Target Balance                                         $7,257,348.45
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                      ($31,744.45)
     Ending Balance                                         $8,653,197.63

Current Weighted Average APR:                                       9.999%
Current Weighted Average Remaining Term (months):                   36.21

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,388,726.73     1,912
                                31 - 60 days             $633,928.50       586
                                60+  days                $281,458.47       204

     Total:                                            $3,304,113.70     1,918

     Balances:                  60+  days              $7,370,621.77       204

Memo Item - Reserve Account
     Prior Month                                       $9,730,147.26
+    Invest. Income                                       $31,744.45
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account         ($1,076,949.63)
     Beginning Balance                                 $8,684,942.08

Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  December

                                                                       NOTES
                                                                                                      CLASS B            CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2    CERTIFICATES      CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           93.50%            0.00%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $307,339,061.17
Ending Pool Balance             $290,293,937.92

Collected Principal              $14,904,785.19
Collected Interest                $2,502,350.48
Charge - Offs                     $2,140,338.06
Liquidation Proceeds / Recoveries   $437,340.36
Servicing                           $256,115.88
Cash Transfer from Reserve Acct   $1,076,949.63
Total Collections Available
  for Debt Service               $18,665,309.78

Beginning Balance               $307,339,061.17           $0.00    $43,955,138.03  $236,500,000.00  $14,484,599.29  $12,399,323.85

Interest Due                      $1,620,186.53           $0.00       $217,211.64    $1,247,537.50      $78,458.25      $76,979.14
Interest Paid                     $1,620,186.53           $0.00       $217,211.64    $1,247,537.50      $78,458.25      $76,979.14
Principal Due                    $17,045,123.25           $0.00    $15,937,190.24            $0.00     $596,579.31     $511,353.70
Principal Paid                   $17,045,123.25           $0.00    $15,937,190.24            $0.00     $596,579.31     $511,353.70

Ending Balance                  $290,293,937.92           $0.00    $28,017,947.79  $236,500,000.00  $13,888,019.98  $11,887,970.15
Note / Certificate Pool Factor                           0.0000            0.2504           1.0000          0.8156          0.8154
   (Ending Balance / Original Pool Amount)
Total Distributions              $18,665,309.78           $0.00    $16,154,401.88    $1,247,537.50     $675,037.56     $588,332.84

Interest Shortfall                        $0.00           $0.00             $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00           $0.00             $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00           $0.00             $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                          $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $8,684,942.08
(Release) / Draw                    ($31,744.45)
Ending Reserve Acct Balance       $8,653,197.63

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                               6                  5                4                  3                 2                1
                            Jul-97             Aug-97           Sep-97             Oct-97            Nov-97           Dec-97
Beginning Pool Balance  $368,219,179.65   $356,384,702.80   $343,797,709.78   $332,810,807.25   $317,634,491.42   $307,339,061.17

A)   Loss Trigger:
Principal of Contracts
  Charged Off               $847,658.24       $852,012.18       $982,800.70       $926,791.58       $427,497.73     $2,140,338.06
Recoveries                  $945,754.63       $620,268.66       $865,672.59     $2,424,018.23       $510,112.36       $437,340.36

Loss Trigger - Reserve Account Balance                             Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)     $2,761,604.46            Total Charged off (Months 1 - 6)               $6,177,098.49
     Total Recoveries (Months 3, 2, 1)      $3,371,470.95            Total Recoveries (Months 1 - 6)                $5,803,166.83
     Net Loss / (Recoveries) for 3 Mos       ($609,866.49)(a)        Net Loss/(Recoveries) for 6 Mos.                 $373,931.66(c)

Total Balance (Months 5, 4, 3)          $1,032,993,219.83(b)         Total Balance (Months 1 - 6)               $2,026,185,952.07(d)

Loss Ratio Annualized  [(a/b) * (12)]            -0.7085%            Loss Ratio Annualized [(c/d) (12)]                  0.22146%

Trigger:  Is Ratio > 1.5%                             No             Trigger:  Is Ratio > 6.0%                                No

                                                                                   Oct-97            Nov-97           Dec-97
B)   Delinquency Trigger:                                                        $2,989,578.41     $3,762,018.13    $7,370,621.77
     Balance delinquency 60+ days                                                     0.89828%          1.18439%         2.39821%
     As % of Beginning Pool Balance                                                   1.33618%          1.19608%         1.49362%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                 1.7786%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer